WINDSORTECH, INC.

                          ACTION BY CONSENT IN WRITING
                            OF THE BOARD OF DIRECTORS

         The undersigned, being the entire Board of Directors of WindsorTech, Inc., a Delaware Corporation (the "Corporation"), consent in writing in accordance with Section 141 of the General Corporation Law of the State of Delaware to the following resolutions with the full force and effect as if they had been duly adopted at a duly convened meeting of the Directors:

         RESOLVED, that pursuant to Article II, Paragraph 2 of the Amended and Restated ByLaws of the Company, the membership of the Board of Directors shall be increased to five (5) persons; and be it further

         RESOLVED, that Robert W. VanHellemont is hereby appointed as a Director of the Company pursuant to Article II, Paragraph 3 of the Amended and Restated ByLaws of the Company effective August 24, 2004.

         IN WITNESS WHEREOF, the undersigned Directors of the Corporation have executed this consent as of this 24th day of August, 2004.


         -------------------------                   -------------------------
         Marc Sherman                                Edward L. Cummings


         -------------------------                   -------------------------
         Seth A. Grossman                            R. Keith Elliott




         Acknowledgement  made as of this
         24th day of August, 2004 that the
         foregoing has been duly filed with
         the undersigned.

         -----------------------------------
         Edward L. Cummings
         Secretary


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